Exhibit 99-d2

October 8, 2015

Aston Asset Management, LLC
120 N. LaSalle Street, 25th Floor
Chicago, IL 60602

Re:	Investment Advisory Agreement with Aston Asset Management, LLC dated May 30, 2014 (the “Investment Advisory Agreement”)

Ladies and Gentlemen:

Pursuant to the Investment Advisory Agreement, we are hereby providing notification of a new series of Aston Funds to be called ASTON/River Road Focused Absolute Value Fund (the “New Series”).

Attached hereto are amended Schedules A and B to the Investment Advisory Agreement to reflect, among other things, the appropriate effective date, initial term and annual fee rate for the New Series. By acknowledging below, you agree to render the investment advisory and management services to the New Series under the terms of the Investment Advisory Agreement and the amended Schedules A and B attached hereto.

ASTON FUNDS

By:	/s/ Gerald F. Dillenburg
Name:	Gerald F. Dillenburg
Its:	Senior Vice President

Accepted this 8th day of October, 2015.

ASTON ASSET MANAGEMENT, LLC

By:	/s/ Stuart D. Bilton
Name:	Stuart D. Bilton
Its:	Chief Executive Officer

SCHEDULE A

Fund	Effective Date	Initial Term
ASTON/Anchor Capital Enhanced Equity Fund	May 30, 2014	December 31, 2015
ASTON/Barings International Fund	May 30, 2014	December 31, 2015
ASTON/Cornerstone Large Cap Value Fund	May 30, 2014	December 31, 2015
ASTON/DoubleLine Core Plus Fixed Income Fund	May 30, 2014	December 31, 2015
ASTON/Fairpointe Mid Cap Fund	May 30, 2014	December 31, 2015
ASTON/Guardian Capital Global Dividend Fund	May 30, 2014	December 31, 2015
ASTON/Harrison Street Real Estate Fund	May 30, 2014	December 31, 2015
ASTON/Herndon Large Cap Value Fund	May 30, 2014	December 31, 2015
ASTON/Lake Partners LASSO Alternatives Fund	May 30, 2014	December 31, 2015
ASTON/LMCG Emerging Markets Fund	May 30, 2014	December 31, 2015
ASTON/LMCG Small Cap Growth Fund	May 30, 2014	December 31, 2015
ASTON/Montag & Caldwell Balanced Fund	May 30, 2014	December 31, 2015
ASTON/Montag & Caldwell Growth Fund	May 30, 2014	December 31, 2015
ASTON/Montag & Caldwell Mid Cap Growth Fund	May 30, 2014	December 31, 2015
ASTON/Pictet International Fund	May 30, 2014	December 31, 2015
ASTON/River Road Dividend All Cap Value Fund	May 30, 2014	December 31, 2015
ASTON/River Road Dividend All Cap Value Fund II	May 30, 2014	December 31, 2015
ASTON/River Road Independent Value Fund	May 30, 2014	December 31, 2015
ASTON/River Road Long-Short Fund	May 30, 2014	December 31, 2015
ASTON/River Road Select Value Fund	May 30, 2014	December 31, 2015
ASTON/River Road Small Cap Value Fund	May 30, 2014	December 31, 2015
ASTON/Silvercrest Small Cap Fund	May 30, 2014	December 31, 2015
ASTON/TAMRO Diversified Equity Fund	May 30, 2014	December 31, 2015
ASTON/TAMRO Small Cap Fund	May 30, 2014	December 31, 2015
ASTON/TCH Fixed Income Fund	May 30, 2014	December 31, 2015
ASTON/Fairpointe Focused Equity Fund	December 19, 2014	December 18, 2016
ASTON/TAMRO International Small Cap Fund	December 19, 2014	December 18, 2016
ASTON/River Road Focused Absolute Value Fund	October 30, 2015	October 29, 2017

SCHEDULE B

Fund	Annual Fee Rate (as a percentage of average daily net assets)
ASTON/Anchor Capital Enhanced Equity Fund	0.70%
ASTON/Barings International Fund	1.00%
ASTON/Cornerstone Large Cap Value Fund	0.80%
ASTON/DoubleLine Core Plus Fixed Income Fund	0.55%
ASTON/Fairpointe Mid Cap Fund	0.80% for the first $100 million 0.75% for the next $300 million 0.70% over $400 million
ASTON/Guardian Capital Global Dividend Fund	0.80%
ASTON/Harrison Street Real Estate Fund	1.00%
ASTON/Herndon Large Cap Value Fund	0.80%
ASTON/Lake Partners LASSO Alternatives Fund	1.00%
ASTON/LMCG Emerging Markets Fund	1.05%
ASTON/LMCG Small Cap Growth Fund	1.00%
ASTON/Montag & Caldwell Balanced Fund	0.75%
ASTON/Montag & Caldwell Growth Fund	0.80% for the first $800 million 0.60% over $800 million up to $6 billion 0.55% over $6 billion up to $12 billion 0.50% over $12 billion
ASTON/Montag & Caldwell Mid Cap Growth Fund	0.85%
ASTON/Pictet International Fund	0.90%
ASTON/River Road Dividend All Cap Value Fund	0.70%
ASTON/River Road Dividend All Cap Value Fund II	0.70%
ASTON/River Road Independent Value Fund	1.00%
ASTON/River Road Long-Short Fund	1.20%
ASTON/River Road Select Value Fund	1.00%
ASTON/River Road Small Cap Value Fund	0.90%
ASTON/Silvercrest Small Cap Fund	1.00%
ASTON/TAMRO Diversified Equity Fund	0.80%
ASTON/TAMRO Small Cap Fund	0.90%

Fund	Annual Fee Rate (as a percentage of average daily net assets)
ASTON/TCH Fixed Income Fund	0.55%
ASTON/Fairpointe Focused Equity Fund	0.80%
ASTON/TAMRO International Small Cap Fund	1.00%
ASTON/River Road Focused Absolute Value Fund	0.70%